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TMNG GLOBAL REPORTS SECOND QUARTER 2012 FINANCIAL RESULTS

Overland Park, KS – August 9, 2012 – TMNG Global (Nasdaq: TMNG), a premier provider of professional services and technical solutions to the global leaders in the communications, digital media, and technology industries, reported financial results for its 2012 second quarter ended June 30, 2012.

“In the first half of 2012, TMNG Global met key objectives by maintaining a stable revenue base, significantly reducing our operating cost structure, broadening and strengthening our management team with the formation of an executive committee composed of Company leaders, and engendering a stronger culture focused on restoring sustainable profitability and driving future growth,” said Donald Klumb, CEO of TMNG Global.  “Our second quarter results demonstrate substantially improved operating performance across key business units since the second half of 2011. Our balance sheet remains strong, with cash of $10.3 million and net working capital of $17.5 million. I am encouraged by the progress made so far in 2012 and by the actions we are taking as a company to improve our execution and enhance our competitive position. Going forward, our primary focus is on driving growth.”

Financial Results for the Thirteen Weeks Ended June 30, 2012
Revenues in the second quarter of 2012 were $13.5 million, compared to $17.1 million in the second quarter of 2011 and $13.8 million in the first quarter of 2012.  As expected, revenues declined as compared to the second quarter of 2011 due primarily to a significant Tier 1 carrier engagement that was substantially completed during the first half of 2011 and a decrease in software licensing revenues. During the quarter, TMNG’s gross margin was 37.4%, compared with 39.4% in the second quarter of 2011 and 36.8% in the first quarter of 2012.   The sequential gross margin increase reflects ongoing improvements in operational efficiency improvement and the leveraging of consulting capacity.

Selling, general and administrative expenses were $5.4 million in the second quarter of 2012, compared to $7.2 million in the second quarter of 2011 and $6.2 million in the first quarter of 2012.  This decline reflects the Company’s success in significantly reducing its selling, general and administrative expense structure.

TMNG Global reported a net loss of ($0.4) million on a GAAP basis, or ($0.06) per diluted share for the second quarter of 2012, an improvement from the net loss of ($1.0) million or ($0.15) per diluted share in the second quarter of 2011 and the net loss of ($1.2) million or ($0.17) per diluted share for the first quarter of 2012.  The second quarter of 2012 included remaining charges related to the Company’s strategic initiatives, including severance expense of approximately $0.4 million related to executive leadership changes during the second quarter of 2012 and general and administrative cost reductions that were initiated in the first quarter of 2012.  After adjusting for the after tax impact of net realized losses on auction rate securities, depreciation and amortization expense and share-based compensation expense, non-GAAP adjusted net loss was ($0.2) million, or ($0.02) per diluted share during the second quarter of 2012.  The comparable non-GAAP adjusted net loss was ($0.2) million, or ($0.03) per diluted share, for the second quarter of fiscal 2011 and ($1.0) million, or ($0.13) per diluted share, for the first quarter of 2012.

Financial Results for the Twenty-Six Weeks Ended June 30, 2012
For the twenty-six weeks ended June 30, 2012, revenues were $27.3 million, compared with $34.1 million in the comparable period of fiscal year 2011.  TMNG Global’s gross margin was 37.1% during the twenty-six weeks ended June 30, 2012, compared with 38.4% in the comparable period of fiscal year 2011.

Net loss for the twenty-six weeks ended June 30, 2012 was ($1.6) million or ($0.22) per diluted share, compared with a net loss of ($2.2) million or ($0.31) per diluted share in the comparable period of fiscal year 2011.  Non-GAAP adjusted net loss, adjusted for the after tax impact of net realized losses on auction rate securities, depreciation and amortization expense, and share-based compensation, was approximately ($1.1) million, or ($0.16) per diluted share, for the twenty-six weeks ended June 30, 2012.  The comparable non-GAAP adjusted net loss for the twenty-six weeks ended July 2, 2011 was ($0.9) million or ($0.12) per diluted share.

In addition to reporting net loss and net loss per share on a GAAP basis, this press release contains certain non-GAAP adjustments which are described in the schedule entitled “Reconciliation of GAAP Net Loss to Non-GAAP Adjusted Net Loss” that accompanies this press release.  In making these non-GAAP adjustments, the Company took into account certain non-cash expenses and benefits, including tax effects as applicable, and the impact of certain items that are generally not expected to be on-going in nature or that are unrelated to the Company’s core operations.  Management believes non-GAAP financial information provides a useful basis for evaluating underlying business performance, but should not be considered in isolation and is not a substitute for GAAP financial information.  The Company believes that providing such adjusted results allows investors and other users of the Company’s financial statements to better understand TMNG Global’s comparative operating performance for the periods presented.

TMNG Global’s management uses the non-GAAP financial measure in its own evaluation of the Company’s performance, particularly when comparing performance to the prior year’s period and on a sequential basis.  TMNG Global’s non-GAAP measure may differ from similar measures used by other companies, even if similar terms are used to identify such measures.  Although TMNG Global’s management believes the non-GAAP financial measure is useful in evaluating the performance of its business, TMNG Global acknowledges that items excluded from such measure have a material impact on the Company’s net loss and net loss per share calculated in accordance with GAAP.  Therefore, management uses non-GAAP measures in conjunction with GAAP results.  Investors and other users of our financial information should also consider the above factors when evaluating TMNG Global’s results.

Conference Call
The Company will host a conference call at 5:00 p.m. ET today to discuss 2012 second quarter results.  Investors can access the conference call via a live webcast on the Company’s website, www.tmng.com, or by dialing 877-317-6789 in the United States or 412-317-6789 from international locations and referencing the TMNG Global call.  A replay of the conference call will be archived on the Company’s website for 90 days.  Additionally, a replay of the call will be available by dialing 877-344-7529, pass code 10016992, through August 16, 2012.

About TMNG Global
TMNG Global (NASDAQ: TMNG) is a premier provider of professional services and technical solutions to the global leaders in the communications, digital media, and technology industries.  TMNG Global and its divisions, CSMG and Cartesian, and a team of approximately 500 experts, provide strategy, operations and technology consulting services and technical solutions to more than 1,200 communications clients worldwide.  The company is headquartered in Overland Park, Kansas, with offices in Boston, London, New Jersey, and Washington, D.C. For more information about the Company and its services, visit www.tmng.com.

Cautionary Statement Regarding Forward Looking Information

This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  In particular, any statements that do not relate to historical or current facts constitute forward-looking statements, including any statements contained herein regarding expectations with respect to the Company’s future business, financial condition and results of operations.  Forward-looking statements are subject to known and unknown risks, uncertainties, and contingencies, many of which are beyond the Company’s control, which may cause actual results, performance, or achievements to differ materially from those projected or implied in such forward-looking statements.  Factors that might affect actual results, performance, or achievements include, among other things, conditions in the telecommunications industry, overall economic and business conditions (including the current economic slowdown), the demand for the Company’s services (including the slowing of client decisions on proposals and project opportunities along with scope reduction of existing projects), the level of cash and non-cash expenditures incurred by the Company, technological advances and competitive factors in the markets in which the Company competes, and the factors described in this press release and in The Management Network Group’s filings with the Securities and Exchange Commission, including the risks described in its periodic reports filed with the SEC, including, but not limited to, “Cautionary Statement Regarding Forward Looking Information” under Part I of its Annual Report on Form 10-K for the fiscal year ended December 31, 2011 and subsequent periodic reports containing updated disclosures of such risks. These filings are available at the SEC’s web site at www.sec.gov. Any forward-looking statements made in this release speak only as of the date of this release. TMNG Global does not intend to update these forward-looking statements and undertakes no duty to any person to provide any such update under any circumstances.

(Please see attached financial tables)

# # #

THE MANAGEMENT NETWORK GROUP, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(unaudited)

	Thirteen Weeks Ended		Twenty-six Weeks Ended
	June 30,	July 2,	June 30,	July 2,
	2012	2011	2012	2011

Revenues	$13,498	$17,147	$27,344	$34,070

Cost of services	8,449	10,388	17,204	21,002

Gross profit	5,049	6,759	10,140	13,068

Operating expenses:
Selling, general and administrative	5,432	7,234	11,681	14,515
Intangible asset amortization	-	213	-	425
Total operating expenses	5,432	7,447	11,681	14,940
Loss from operations	(383)	(688)	(1,541)	(1,872)
Other income (expense)	5	(310)	7	(279)
Loss before income taxes	(378)	(998)	(1,534)	(2,151)
Income tax provision	(30)	(30)	(60)	(60)
Net loss	$(408)	$(1,028)	$(1,594)	$(2,211)

Net loss per common share:
Basic and diluted	$(0.06)	$(0.15)	$(0.22)	$(0.31)

Weighted average shares used in calculation of net loss per basic and diluted common share	7,101	7,081	7,097	7,077

THE MANAGEMENT NETWORK GROUP, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(unaudited)

	June 30,	December 31,
	2012	2011
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$10,277	$13,250
Accounts receivable, net	12,790	11,428
Prepaid and other current assets	739	755
Total current assets	23,806	25,433

NONCURRENT ASSETS:
Property and equipment, net	1,591	1,653
Goodwill	8,001	7,995
Other noncurrent assets	192	206
Total Assets	$33,590	$35,287

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Trade accounts payable	$774	$908
Accrued payroll, bonuses and related expenses	3,687	4,147
Deferred revenue	427	287
Other accrued liabilities	1,454	1,297
Total current liabilities	6,342	6,639

NONCURRENT LIABILITIES:
Deferred income tax liabilities	426	366
Other noncurrent liabilities	558	461
Total noncurrent liabilities	984	827

Total stockholders’ equity	26,264	27,821
Total Liabilities and Stockholders’ Equity	$33,590	$35,287

THE MANAGEMENT NETWORK GROUP, INC.
RECONCILIATION OF GAAP NET LOSS TO NON-GAAP ADJUSTED NET LOSS
(unaudited)
(in thousands, except per share data)

	Thirteen Weeks Ended		Twenty-six Weeks Ended
	June 30,	July 2,	June 30,	July 2,
	2012	2011	2012	2011

Reconciliation of GAAP net loss to non-GAAP adjusted net loss:
GAAP net loss	$(408)	$(1,028)	$(1,594)	$(2,211)

Realized loss on auction rate securities	-	312	-	312
Depreciation and amortization	208	438	408	858
Non-cash share based compensation expense	4	61	7	101
Tax effect of applicable non-GAAP adjustments	30	30	60	60
Adjustments to GAAP net loss	242	841	475	1,331

Non-GAAP adjusted net loss	$(166)	$(187)	$(1,119)	$(880)

Reconciliation of GAAP net loss per diluted common share to non-GAAP adjusted net loss per diluted common share:
GAAP net loss per diluted common share	$(0.06)	$(0.15)	$(0.22)	$(0.31)

Realized loss on auction rate securities	-	0.04	-	0.05
Depreciation and amortization	0.03	0.06	0.05	0.12
Non-cash share based compensation expense	0.00	0.01	0.00	0.01
Tax effect of applicable non-GAAP adjustments	0.01	0.01	0.01	0.01
Adjustments to GAAP net loss per diluted common share	0.04	0.12	0.06	0.19

Non-GAAP adjusted net loss per diluted common share	$(0.02)	$(0.03)	$(0.16)	$(0.12)

Weighted average shares used in calculation of net loss per diluted common share	7,101	7,081	7,097	7,077